As Filed with the Securities and Exchange Commission on July 13, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Oiltanking Partners, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4610 (Primary Standard Industrial Classification Code Number)	45-0684578 (I.R.S. Employer Identification Number)
15631 Jacintoport Blvd.
Houston, Texas 77015
(281) 457-7900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Carlin G. Conner
15631 Jacintoport Blvd.
Houston, Texas 77015
(281) 457-7900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

David Palmer Oelman	G. Michael O’Leary
Gillian A. Hobson	Gislar Donnenberg
Vinson & Elkins L.L.P.	Andrews Kurth LLP
1001 Fannin Street, Suite 2500	600 Travis Street, Suite 4200
Houston, Texas 77002	Houston, Texas 77002
Tel: (713) 758-2222	Tel: (713) 220-4200
Fax: (713) 758-2346	Fax: (713) 220-4285

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No.
333-173199
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities To Be	Amount to be	Aggregate Offering Price	Aggregate Offering	Amount of Registration
Registered	Registered (1)	per Common Unit (2)	Price (2)	Fee (3)
Common units representing limited partner interests	11,500,000	$21.50	$247,250,000	$28,705.73

(1)	Includes common units issuable upon exercise of the underwriters’ option to purchase additional common units.

(2)	Based upon the public offering price.

(3)	The Registrant has previously paid $23,220 for the registration of $200,000,000 of proposed maximum aggregate offering price in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-173199) filed on March 31, 2011 and $4,818.15 for the registration of an additional $41,500,000 of proposed maximum aggregate offering price in connection with the filing of Amendment No. 3 to such Registration Statement on June 22, 2011.
     The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Part II
ITEM 16. EXHIBITS
SIGNATURES
EX-5.1
EX-8.1
EX-23.1

EXPLANATORY NOTE
          This registration statement is being filed with respect to the registration of additional common units representing limited partner interests of Oiltanking Partners, L.P., a Delaware limited partnership, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-173199), initially filed by Oiltanking Partners, L.P. with the Securities and Exchange Commission on March 31, 2011, as amended by Amendment No. 1 thereto filed on May 12, 2011, Amendment No. 2 thereto filed on June 6, 2011, Amendment No. 3 thereto filed on June 23, 2011 and Amendment No. 4 thereto filed on July 5, 2011, and which was declared effective on July 13, 2011, including the exhibits thereto, are incorporated herein by reference.
          The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.
Part II
Information not required in the Prospectus
ITEM 16. EXHIBITS.
a.	Exhibits.
     All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-173199), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit
Number		Description
5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of BDO USA, LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—
Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-173199) initially filed with the Securities and Exchange Commission on March 31, 2011 and incorporated by reference herein)

b.	Financial Statement Schedules.
     None.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2011.

Oiltanking Partners, L.P. By: OTLP GP, LLC, its general partner
By:	/s/ Carlin G. Conner
	Name:	Carlin G. Conner
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner Carlin G. Conner	President, Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2011

* Kenneth F. Owen	Chief Financial Officer (Principal Financial Officer)	July 13, 2011

* Donna Y. Hymel	Controller (Principal Accounting Officer)	July 13, 2011

* David L. Griffis	Director	July 13, 2011

* Kapil K. Jain	Director	July 13, 2011

* Rutger van Thiel	Director	July 13, 2011

* Gregory C. King	Director	July 13, 2011

*By:	/s/ Carlin G. Conner
	Name:	Carlin G. Conner
	Title:	President and Chief Executive Officer

Exhibit
Number		Description
5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	—	Consent of BDO USA, LLP

23.2	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

24.1	—	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-173199) initially filed with the Securities and Exchange Commission on March 31, 2011 and incorporated by reference herein)